UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 26, 2007

Clearant, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50309	912190195
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11111 Santa Monica Blvd., Suite 650, Los Angeles, California		90025
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(310) 479-4570

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Officer:

Alain Delongchamp resigned as Chief Executive Officer of Clearant, Inc. effective January 25, 2007. Mr. Delongchamp did not resign because of a disagreement with the Company on any matter relating to its operations, policies or practices.

Appointment of Officer:

Jon M. Garfield has agreed to become Chief Executive Officer of Clearant, Inc. effective January 25, 2007. Mr. Garfield, age 43, is currently the Chief Financial Officer of Clearant. From 2001 until August 2005, Mr. Garfield has served as an independent financial consultant, including SEC reporting obligations and Sarbanes-Oxley compliance. From 1998 until January 2001, he served as Chief Financial Officer of a telecom service provider and a software developer. From 1996 to 1998, he served as Vice President of Acquisitions for NYSE ground transportation consolidator Coach USA, Inc. From 1991 to 1996, Mr. Garfield served as Corporate Assistant Controller of Maxxim Medical, Inc. Maxxim was a NYSE manufacturer and distributor of medical products. From 1986 to 1991 he practiced public accounting with PricewaterhouseCoopers and Arthur Andersen. Mr. Garfield received a Bachelor of Business Administration in Accounting from the University of Texas, Austin.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clearant, Inc.

January 26, 2007	By:	/s/ Jon Garfield

Name: Jon Garfield
Title: Chief Executive Officer